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                                                                      Exhibit 23

                              Accountants' Consent



The Shareholders
Lexington Corporate Properties Trust:


We consent to incorporation by reference in the registration statements on Form S-3 (Nos. 333-71998, 333-49351, 333-57853, 333-70217, 333-76709, 333-85631, and
333-92609), on Form S-4 (No. 333-70790) and on Form S-8 (No. 333-85625) of
Lexington Corporate Properties Trust of our report dated January 23, 2002, relating to the consolidated balance sheets of Lexington Corporate Properties Trust and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001, and the related schedule, which report appears in the December 31, 2001 annual report on Form 10-K of Lexington Corporate Properties Trust.



                                                  /s/ KPMG LLP

New York, New York
February 19, 2002